Exhibit 99.1

FOR:	Immediate Release	Contact:	Larry Lentych
	January 19, 2012		574 235 2000

Andrea Short
574 235 2000

1st Source Corporation Announces Record Earnings for Year,
History of Increased Dividends Continues

South Bend, IN - 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today announced net income of $48.20 million for the year of 2011, an increase of 16.85% over the $41.24 million reported in 2010. The annual net income sets a record as the highest in company history.  Fourth quarter net income was $11.18 million, down 11.02% compared to $12.57 million in the fourth quarter of 2010, partially due to lower interest recoveries on nonperforming loans and lower mortgage banking income in the quarter.
Diluted net income per common share for the year was $1.96, an all-time record and an increase of 61.98% over the $1.21 per common share a year earlier. Diluted net income per common share for the fourth quarter was $0.45, up 80.00% compared to $0.25 per common share reported in the fourth quarter of the previous year. The December 2010 TARP repurchase led to significant improvement in diluted earnings per share, as diluted net income per common share for the fourth quarter and year of 2010 was negatively impacted by the preferred stock dividends and the accretion of discount on the preferred stock issued to the US Treasury under the TARP program in January 2009. Adjusting for these, the diluted net income would have been $1.70 per common share for the year of 2010 and $0.52 per common share for the fourth quarter of 2010.
At the January 2012 meeting, the Board of Directors approved a cash dividend of $0.16 per common share. The cash dividend is payable on February 15, 2012 to shareholders of record on February 6, 2012. Dividends for 2011 increased 4.92% over the previous year and achieved 24 years of consecutive dividend growth.
       Christopher J. Murphy, III, Chairman of 1st Source, commented, "2011 was a good year for 1st Source Corporation. We set a record for annual net income and for earnings per share; and we continue a record of 24 years of consecutive dividend growth. 1st Source is strong and stable, and because of that, through good times and bad, we have been able to live up to our commitment of keeping our client’s best interests in mind while working to meet their unique individual needs."
       “Our focus has been on three things – outstanding customer service, pristine credit quality, and superior financial returns.  We concentrated on providing guidance to our clients, along with friendly, helpful service which assisted in expanding our relationships with them.

We attracted new primary customers within our retail market area, and are pleased to have achieved our new client growth goals for the year. With all the financial uproar over the past year, from Occupy Wall Street to Bank Transfer Day, we remain a community bank committed to delivering highly personal service and distinctive convenience to our clients.”
“Credit continues to improve. Our 30 day delinquency rate ended 2011 at 0.30% of total loans and leases; our net charge-offs for 2011 were 0.27% to average net loans and leases; while our net charge-offs in dollars were $8.36 million compared to $20.57 million a year earlier.”
“At 1st Source, we’ve tightly managed our expenses, while spending money to grow when we needed to, whether by adding new staff members, or upgrading our facilities. I thank my colleagues and our loyal clients for a good year." Mr. Murphy concluded.
The net interest margin was 3.66% for the fourth quarter of 2011 versus 3.67% for the same period in 2010. The net interest margin was 3.69% for the year ending December 31, 2011, versus 3.59% for the same period in 2010. Tax-equivalent net interest income was $37.89 million for the fourth quarter of 2011, compared to $39.96 million for 2010’s fourth quarter. 2010’s fourth quarter included $0.95 million more in net interest recoveries than were experienced in 2011. For the twelve months of 2011, tax-equivalent net interest income was $150.91 million, compared to $150.87 million for the twelve months of 2010.
As of December 31, 2011, the 1st Source common equity-to-assets ratio was 11.98%, compared to 10.94% at December 31, 2010 and its tangible common equity-to-tangible assets ratio was 10.18% at December 31, 2011 compared to 9.12% at December 31, 2010. Common shareholders’ equity was $523.92 million, up from $486.38 million a year ago. Total assets at the end of 2011 were $4.37 billion, down slightly from the same period last year. Total loans and leases at December 31, 2011 were $3.09 billion, up slightly, and total deposits at December 31, 2011 were $3.52 billion, down 2.83% from the comparable figures at the end of 2010.
1st Source’s reserve for loan and lease losses as of December 31, 2011 was 2.64% of total loans and leases, compared to 2.83% as of December 31, 2010. Net charge-offs were $2.17 million for the fourth quarter 2011, compared to $6.08 million in the fourth quarter 2010. Net charge-offs for the full year were $8.36 million in 2011 compared to $20.57 million in 2010. The ratio of nonperforming assets to net loans and leases was 2.28% on December 31, 2011, compared to 2.81% on December 31, 2010.
Noninterest income for the fourth quarter of 2011 was $20.27 million, down 9.60% compared to $22.42 million for the fourth quarter of 2010. For the year, noninterest income was $80.87 million, down 6.71% from the $86.69 million in 2010. The predominate factors in the fourth quarter and year-to-date change were lower mortgage banking income, equipment rental income, and investment securities and other investment gains.

Noninterest expense for the fourth quarter of 2011 was $40.79 million, up 2.13% compared to $39.94 million for the fourth quarter of 2010. The leading factors for the fourth quarter increase were higher loan and lease collection and repossession expense and salaries and employee benefits expense offset by lower expenses associated with the disposal of fixed assets. For the year ending December 31, 2011, noninterest expense was $152.35 million, down 1.39% from $154.51 million one year ago. The annual decrease was a result of lower depreciation on leased equipment, FDIC and other insurance expense, and lower expenses associated with the disposal of fixed assets offset by higher furniture and equipment expense and salaries and employee benefit expenses.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 75 community banking centers in 17 counties, 23 specialty finance locations nationwide, 8 trust and wealth management locations, and 8 1st Source Insurance offices. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities it serves.
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. 1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
1st Source may be accessed on its home page at “www.1stsource.com.”  Its common stock is traded on the NASDAQ Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src". Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may”  and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2011 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2011	2010	2011	2010
END OF PERIOD BALANCES
Assets			$4,374,071	$4,445,281
Loans and leases			3,090,543	3,070,623
Deposits			3,520,141	3,622,745
Reserve for loan and lease losses			81,644	86,874
Intangible assets			87,675	88,955
Common shareholders' equity			523,918	486,383
Total shareholders' equity			523,918	486,383

AVERAGE BALANCES
Assets	$4,421,259	$4,651,845	$4,402,554	$4,543,702
Earning assets	4,102,618	4,325,823	4,090,297	4,207,485
Investments	858,941	951,074	899,895	914,253
Loans and leases	3,063,248	3,087,494	3,078,581	3,109,508
Deposits	3,548,246	3,684,587	3,555,454	3,605,195
Interest bearing liabilities	3,247,367	3,454,799	3,286,246	3,402,199
Common shareholders' equity	522,267	495,808	506,939	485,793
Total shareholders' equity	522,267	598,383	506,939	590,464

INCOME STATEMENT DATA
Net interest income	$37,330	$39,162	$148,400	$147,497
Net interest income - FTE	37,893	39,963	150,907	150,872
(Recovery of) provision for loan and lease losses	(396)	3,443	3,129	19,207
Noninterest income	20,265	22,416	80,872	86,691
Noninterest expense	40,787	39,936	152,354	154,505
Net income	11,182	12,567	48,195	41,244
Net income available to common shareholders	11,182	6,127	48,195	29,655

PER SHARE DATA
Basic net income per common share	$0.45	$0.25	$1.96	$1.21
Diluted net income per common share	0.45	0.25	1.96	1.21
Common cash dividends declared	0.16	0.16	0.64	0.61
Book value per common share	21.64	20.12	21.64	20.12
Tangible book value per common share	18.02	16.44	18.02	16.44
Market value - High	26.06	20.75	26.06	20.75
Market value - Low	19.91	17.01	17.86	14.25
Basic weighted average common shares outstanding	24,213,834	24,186,469	24,237,924	24,232,092
Diluted weighted average common shares outstanding	24,224,751	24,195,208	24,247,456	24,239,194

KEY RATIOS
Return on average assets	1.00%	1.07%	1.09%	0.91%
Return on average common shareholders' equity	8.49	4.90	9.51	6.10
Average common shareholders' equity to average assets	11.81	10.66	11.51	10.69
End of period tangible common equity to tangible assets	10.18	9.12	10.18	9.12
Risk-based capital - Tier 1	15.21	14.05	15.21	14.05
Risk-based capital - Total	16.51	15.34	16.51	15.34
Net interest margin	3.66	3.67	3.69	3.59
Efficiency: expense to revenue	68.60	62.10	64.35	63.26
Net charge-offs to average loans and leases	0.28	0.78	0.27	0.66
Loan and lease loss reserve to loans and leases	2.64	2.83	2.64	2.83
Nonperforming assets to loans and leases	2.28	2.81	2.28	2.81

ASSET QUALITY
Loans and leases past due 90 days or more			$460	$361
Nonaccrual loans and leases			56,440	74,853
Other real estate			7,621	6,392
Former bank premises held for sale			1,134	1,200
Repossessions			6,792	5,670
Equipment owned under operating leases			29	236
Total nonperforming assets			72,476	88,712

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31, 2011	December 31, 2010
ASSETS
Cash and due from banks	$61,406	$62,313
Federal funds sold and interest bearing deposits with other banks	52,921	34,559
Investment securities available-for-sale
(amortized cost of $853,204 and $952,101 at December 31, 2011 and 2010, respectively)	883,000	969,018
Other investments	18,974	21,343
Trading account securities	132	138
Mortgages held for sale	12,644	32,599

Loans and leases, net of unearned discount:
Commercial and agricultural loans	545,570	530,228
Auto, light truck and environmental equipment	435,965	396,500
Medium and heavy duty truck	159,796	162,824
Aircraft financing	620,782	614,357
Construction equipment financing	261,204	285,634
Commercial real estate	545,457	594,729
Residential real estate	423,606	390,951
Consumer loans	98,163	95,400
Total loans and leases	3,090,543	3,070,623
Reserve for loan and lease losses	(81,644)	(86,874)
Net loans and leases	3,008,899	2,983,749

Equipment owned under operating leases, net	69,551	78,138
Net premises and equipment	39,857	33,881
Goodwill and intangible assets	87,675	88,955
Accrued income and other assets	139,012	140,588

Total assets	$4,374,071	$4,445,281

LIABILITIES
Deposits:
Noninterest bearing	$580,101	$524,564
Interest bearing	2,940,040	3,098,181
Total deposits	3,520,141	3,622,745

Short-term borrowings:
Federal funds purchased and securities sold
under agreements to purchase	106,991	136,028
Other short-term borrowings	18,243	19,961
Total short-term borrowings	125,234	155,989
Long-term debt and mandatorily redeemable securities	37,156	24,816
Subordinated notes	89,692	89,692
Accrued expenses and other liabilities	77,930	65,656
Total liabilities	3,850,153	3,958,898

SHAREHOLDERS' EQUITY
Preferred stock; no par value	-	-
Common stock; no par value	346,535	350,282
Retained earnings	190,261	157,875
Cost of common stock in treasury	(31,389)	(32,284)
Accumulated other comprehensive income	18,511	10,510
Total shareholders' equity	523,918	486,383

Total liabilities and shareholders' equity	$4,374,071	$4,445,281

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Interest income:
Loans and leases	$40,236	$44,435	$163,986	$173,526
Investment securities, taxable	4,445	4,855	18,533	20,466
Investment securities, tax-exempt	889	1,315	4,013	5,573
Other	284	318	991	1,061
Total interest income	45,854	50,923	187,523	200,626

Interest expense:
Deposits	6,489	9,837	30,762	44,605
Short-term borrowings	60	187	300	800
Subordinated notes	1,647	1,647	6,589	6,589
Long-term debt and mandatorily redeemable securities	328	90	1,472	1,135
Total interest expense	8,524	11,761	39,123	53,129

Net interest income	37,330	39,162	148,400	147,497
(Recovery of) provision for loan and lease losses	(396)	3,443	3,129	19,207
Net interest income after (recovery of)
provision for loan and lease losses	37,726	35,719	145,271	128,290

Noninterest income:
Trust fees	4,022	4,161	16,327	15,838
Service charges on deposit accounts	4,866	4,510	18,488	19,323
Mortgage banking income	1,504	2,467	3,839	6,218
Insurance commissions	1,377	1,368	4,793	5,074
Equipment rental income	5,500	6,124	23,361	26,036
Other income	3,283	3,552	12,665	11,909
Investment securities and other investment (losses) gains	(287)	234	1,399	2,293
Total noninterest income	20,265	22,416	80,872	86,691

Noninterest expense:
Salaries and employee benefits	20,012	19,177	77,261	75,815
Net occupancy expense	2,106	2,162	8,714	8,788
Furniture and equipment expense	3,701	3,320	14,130	12,543
Depreciation - leased equipment	4,400	4,874	18,650	20,715
Professional fees	2,006	1,858	5,508	6,353
Supplies and communication	1,431	1,405	5,453	5,499
FDIC and other insurance	913	1,495	4,421	6,256
Business development and marketing expense	1,578	1,482	4,032	3,774
Loan and lease collection and repossession expense	2,513	405	6,724	6,227
Other expense	2,127	3,758	7,461	8,535
Total noninterest expense	40,787	39,936	152,354	154,505

Income before income taxes	17,204	18,199	73,789	60,476
Income tax expense	6,022	5,632	25,594	19,232

Net income	11,182	12,567	48,195	41,244
Preferred stock dividends and discount accretion	-	(6,440)	-	(11,589)
Net income available to common shareholders	$11,182	$6,127	$48,195	$29,655

The NASDAQ Global Select National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com